Exhibit 10.15

Exclusive Product Supply Agreement

This Agreement is made in Tianjin City of China by and between the following parties:

Party A: Tianjin Shanchuan Petroleum Chemical Engineering Co., Ltd.

Address: Tianjin Dagang Oil Field Wutanxi

Party B: Tianjin New Highland Science Development Co., Ltd.

Address: No. 86 Anhe Road, Dagang Economic and Technological Development Zone, Tianjin City

(Henceforth “One Party” refers to either one of the parties concerned and “Both Parties” refers to both Party A and Party B)

WHEREAS,

1 Party A is a limited liability company established in accordance with Chinese laws and maintaining good standing, its major business involving the production and sale of lube oil, non-freezing liquid, brake liquid, auto glass cleaning agents, and auto polish wax.

2 Party B is a wholly foreign-invested enterprise established in accordance with Chinese laws and maintaining good standing, its major business involving technological services with regard to oil exploration technologies, extraction technologies, drilling technologies, and pipeline engineering technologies.

3 Party A has produced Nano MD Filming Oil Displacing Agent A100 (“Product”) by utilizing the patented technology of “single molecule bisquaternary ammonium salt” (Patent Number: ZL99 1 00061.7 “MD-1 Patent”), and the Product is needed by Party B for its business operation.

4 Party A agrees to supply the Product to Party B exclusively and Party B agrees to accept Party A as the exclusive supplier of the Product, with the history of Product supply dating back to November 2005.

THEREFORE, with regard to the matter of exclusive Product supply, Both Parties through friendly consultation hereby do agree as follows:

1 Product

1.1       The Product under this Agreement is named Nano MD Filming Oil Displacing Agent A100.

1.2       The Product under this Agreement shall perform adequate thickening capability as well as the capability to reduce the oil/water interfacial tension, shall form MD film and transform the wettability of the oil reservoir minerals from lipophilic to hydrophilic, thus allowing the raw oil to be consistently peeled off the surface of the oil reservoir, which increases the rate of raw oil extraction and meanwhile performs such functions as making water instilling easier, sterilizing, cleansing wax, and decongestion.

1.3       The Product under this Agreement shall maintain an oil-displacing rate of 10% or higher, with simplicity of construction and low damage to strata. It shall demonstrate such merits as relatively low investment, high efficiency, and relatively long duration of effectiveness.

2                 Price Rate and Payment

2.1       The price of each batch of the Product under this Agreement shall be based in the rate offered by Party A at the beginning of a given year; the actual payable price and payment method and time/date shall be based in the specifications of the order of each given batch.

3                 Supply of Product

3.1       The Product under this Agreement is supplied exclusively, which means Party A shall not supply the Product under this Agreement to any individual or organization except Party B or third parties designated by Party B.

3.2       Within THIRTY (30) days prior to the start of each year, Party B shall send Party A written inquires of pricing for the coming year, and Party A shall send Party B written notifications of Product pricing for the year in question within FIVE (5) days after receiving Party B’s written inquiries. Within FIVE (5) days after Both Parties through negotiation agree on the base pricing rates for the given year, Party B shall place the year’s order for Product supply with Party A, which shall include, but is not limited to, the year’s Product need plan that Party B develops according to prediction of the year’s market situations, as well as its monthly plan of Product need. Party A shall make written confirmation to Party B’s orders within THREE (3) days after receiving them. The template of orders is appended in this Agreement as supplementary document.

3.3       In spite of the terms and conditions under Section 3.2, Party B has the right to send Party A additional orders for Product in the event that actual production process requires increased volume of Product. Under the condition that the volume of Product on the additional orders does not exceed FIFTY PERCENT (50%) of the original volume of Product ordered for the same period of time, Party A shall supply the Product in the volume designated by Party B before the deadline designated in Party B’s additional orders.

3.4       The volume, price, and other specifics of the Product under the terms in Sections 3.2 and 3.3 shall be based in the orders confirmed by Both Parties.

3.5       Party A shall deliver the Product to Party B before the deadlines designated in the orders confirmed by Both Parties. Except in the cases of force majeure as described in the terms under Section 8.1 of this Agreement, Party A shall ship the total volume of Product within FIFTEEN (15) days after issuing its confirmation of orders.

4                 Delivery and Inspection of Product

4.1       The Product under this Agreement shall be contained in barrels that are completely sealed, have no leakage, and are made of special materials. Party A shall ensure that the packing adopted for the Product shall guarantee its safe delivery at the destination and the volume and performance of the Product shall not be harmed due to packing defects.

4.2       The Product under this Agreement shall be shipped via highway or be delivered to Party B’s designated location by alternative means of transportation that is required in Party B’s orders. Party A shall cover the costs of shipping of the Product under this Agreement.

4.3       Party B shall organize staff to spot-check the volume, surface wear and other conditions of the Product within TWO (2) workdays after the delivery of Product. If shortage of volume, packing wear, and/or other conditions is detected, Party B shall send written notifications to Party A immediately or in any event no later than TEN (10) days after the delivery of Product. If the volume delivered accords with the orders and packing surfaces remain intact, relevant inspection personnel from Party B shall issue certification of passing initial inspection (“Initial Certification”) to Party A.

4.4       After the Product passes initial inspection, Party B shall sample test the quality of the Product. If the quality of the Product does not accord with this Agreement and/or the specifications of orders, Party B has the right to request the given batch of Product to be returned to Party A and to hold Party A accountable for all the direct financial losses due to the noncompliance of the Product delivered. If through sample testing the quality of Product complies with this Agreement and specifications of the orders, relevant inspection personnel from Party B shall issue certification of quality testing (“Quality Certification”). Both Initial Certification and Quality Certification shall be counted as part of the conditions under which Party B agree to make quarterly payment for the Product to Party A.

4.5       In spite of terms and conditions under Sections 4.3 and 4.4, if, after each batch of Product is officially put to use in the production process, Party B detects a given batch of Product not complying with this Agreement and specifications of the orders, Party B has the right to issue request, within THIRTY (30) days after detecting Product noncompliance, to Party A for replacing with qualified Product, and has the right to hold Party A accountable for the direct financial losses due to the noncompliance of Product delivered. Party B shall claim this right for loss compensation no later than the expiration date of the Product’s shelf life.

5                 Assurance and Guarantee

5.1       Party A herein irreversibly assure and guarantee:

5.1.1                     Party A is a limited liability company established in accordance with Chinese laws and legal procedures and maintaining good standing, hence possessing the right capacity and conduct capacity to enter this Agreement in its own name and to execute the obligations under this Agreement.

5.1.2                     The obligations Party A executes under the terms and conditions of this Agreement do not violate the scope of business and regulations of bylaws of Party A.

5.1.3                     Party A has legal qualifications to produce and/or sell the Product under this Agreement, and has obtained all the approvals needed for producing or selling and/or has fulfilled all the requirements of documentation, filing, and registration as required by law.

5.1.4                     Party A has not ever sold the Product under this Agreement to any individual or organization except Party B or third parties designated by Party B, nor shall it do so within the effective term of this Agreement.

5.1.5                     Party A’s signing and executing of this Agreement does not breach or violate other documents or commitments made by Party A prior to the signing of this Agreement, or any verdicts or arbitrations that have legal binding to Party A.

5.1.6                     The individual representing Party A in signing this Agreement has obtained irreversible, legal, and total authorization from Party A; Party A guarantees to present such authorization document to Party B prior to or at the time of signing this Agreement, and this authorization document becomes part of this Agreement’s appendix.

5.1.7                     The patentee from Party B who has obtained the patent of MD-1 has the licenses to produce the Product and such production as well as supply of the Product to Party B under the terms and conditions of this Agreement shall violate the patent or any other types of intellectual property rights of any third parties. To its best knowledge, Party A is not aware of any situation or information that such violation may exist.

5.2       Party B herein irreversibly assure and guarantee:

5.2.1                     Party B is a limited liability company established in accordance with Chinese laws and legal procedures and maintaining good standing, hence possessing the right capacity and conduct capacity to enter this Agreement in its own name and to execute the obligations under this Agreement.

5.2.2                     The obligations Party B executes under the terms and conditions of this Agreement do not violate the scope of business and regulations of bylaws of Party B.

5.2.3                     Party B’s signing and executing of this Agreement does not breach or violate other documents or commitments made by Party B prior to the signing of this Agreement, or any verdicts or arbitrations that have legal binding to Party A.

5.2.4                     The individual representing Party B in signing this Agreement has obtained irreversible, legal, and total authorization from Party B; Party B guarantees to present such authorization document to Party A prior to or at the time of signing this Agreement, and this authorization document becomes part of this Agreement’s appendix.

6                 Liability for Breach of Agreement

6.1       Breach of the Agreement is recognized as either One Party directly or indirectly violates any terms of this Agreement or fails to fully and punctually execute its obligations under this Agreement. The party who observes the terms of the Agreement (“Non-breaching Party”) has the right to notify the party who breaches the Agreement (“Breaching Party”) to request it to correct breaching conducts and take sufficient, effective and timely measures to eliminate the consequences of breach, and to compensate for the losses of the Non-breaching Party due to the breaching conducts of the Breaching Party, including but not limited to replacement with qualified Product, compensation for losses, and stopping supply of Product to other parties, and, in the case of Party B breaching the Agreement, payment of deposit interests for overdue payment .

6.2       Except for the cases of force majeure according to the terms of Section 8.1, if Party A fails to deliver the Product within the deadlines set forth in Section 3.5, it shall pay breach penalty for each delayed day at the rate of 0.03% of the total prices of the batch of Product in question. If, according to the terms under Sections 4.3, 4.4, and 4.5, the Product delivered by Party A proves to be nonconforming to the Agreement and specifications of the orders, Party B has the right to claim compensation by Party A for all the direct financial losses due to the nonconforming of Product delivered.

6.3       If Party B fails to make payments to Party A within the deadlines set forth in Section 2.1 of this Agreement, or within the time limits set forth by Both Parties in the orders, Party B shall pay late payment interest to Party A for each day after the deadline of payment due, at the rate of 0.03% of the payable prices, with the exception that payment delay is due to the delay of Product delivery and/or disqualification of Product delivered.

6.4       The rights and remedies set forth in this Agreement are additive, without ruling out other rights and/or remedies pursuant to relevant legal regulations.

6.5       Renouncement of the entitlement to breach remedies shall only be validated in written form by the involved Non-breaching Party under this Agreement. The fact that the Non-Breaching Party fails or delays in claiming its rights or remedies does not constitute its renouncement of its entitlement to rights and/or remedies.  The Non-breaching Party’s partial fulfillment of rights and/or remedy claims also shall not affect its entitlements to other rights and/or remedies.

7                 Notification and Delivery

7.1       Any notifications and other communications related to this Agreement shall be delivered in written form to the following addresses or alternative addresses specified in written form:

Party A: Tianjin Shanchuan Petroleum Chemical Engineering Co., Ltd.

Address: Tianjin Dagang Oil Field Wu-Tan-Xi

Party B: Tianjin New Highland Science Development Co., Ltd.

Address: No. 86 Anhe Road, Dagang Economic and Technological Development Zone, Tianjin City

7.2       Notifications or other communications shall be deemed to have been fully delivered if hand delivered. Notifications or other communications sent via mail shall be deemed to have been fully delivered FORTY-EIGHT (48) hours after mailing. Notifications or other communications sent by facsimile shall be deemed to have been fully delivered at the time of transmission. Notifications or other communications sent via telegraph shall be deemed to have been fully delivered TWENTY-FOUR (24) hours after sending. The aforementioned terms are not applicable where this Agreement contains alternative terms.

8                 Force Majeure

8.1       If any One Party is unable to execute its obligations under this Agreement due to events of force majeure, the time period allowed for it to execute the obligations under this Agreement shall be extended by the equivalent of the time period the consequences of the force majeure persist. For the purpose of this Agreement, force majeure is defined as events or situations that are beyond the reasonable control of any One Party (“Impacted Party”) or are unavoidable in spite of the hard work and reasonable endeavors of the Impacted Party, including but not limited to situations that involve wars, fire disasters, floods, typhoons, and earthquakes.

8.2       The Impacted Party shall bear the burden of proof for the delay in executing its obligations under the terms of this Agreement due to force majeure.

8.3       As pursuant to Section 7.1, the Impacted Party shall notify the other party via telegraph, wire, or fax as soon as possible after the occurrence of force majeure, and shall send evidences signed by relevant authoritative bodies, as proofs to the other party via registered airmail within FORURTEEN (14) days after the occurrence of force majeure. During the time period when force majeure persists, the Impacted Party shall periodically send the other party additional written notifications about any of its changes, development, or other relevant information, and immediately notify the party of the ceasing of force majeure.

8.4       If the consequences of force majeure last more than 180 days, the party not impacted by it has the right to terminate the Agreement.

9                 Term, Change, and Termination

9.1       The effective term of this Agreement is FIVE (5) years, starting from the date it is caused into effect.

9.2       Both Parties agree to negotiate, if need be or relevant laws, regulations, and/or other conditions under this Agreement change, about any changes to be made to the Agreement.

9.3       Any changes made to this Agreement shall be signed by and between Both Parties in written form; otherwise, any changes made to this Agreement shall have no legal binding to Both Parties.

9.4       If any of the following situations happens to One Party, the other party has the right to terminate the Agreement via written notification, which shall become effective as of the issue date:

1)             If One Party breaches the Agreement and fails to make correction or to take sufficient, effective, and timely measures to eliminate the consequences of breach within THIRTY (30) days after the delivery of the Non-breaching Party’s written notification, and if meanwhile the Breaching Party has compensated for the losses of the Non-Breaching Party due to the breaching conduct of the Breaching Party.

2)             One Party files bankruptcy or is involved in the procedures of liquidation.

3)             This Agreement cannot be continuously executed because it does not accord with the national laws, regulations, or policies.

9.5       Termination of this Agreement prior to the original expiration date shall not impact the rights and obligations already set forth prior the date of its early termination.

10          Legal Applicability and Resolution of Disputes

10.1   Chinese laws are applicable for the making, executing, and interpretation of this Agreement.

10.2               Any disputes caused by or related to this Agreement shall be resolved through Both Parties’ negotiation. If they cannot be resolved through negotiation, either Party has the right to appeal to the People’s Court of Law at the location of jurisdiction.

11          Miscellaneous

11.1                                        This Agreement enters into effect with the signatures of Both Parties’ representatives and the stamping of respective official seals; all the appended documents are integral and indispensable part of this Agreement.

11.2                                        If any terms under this Agreement are deemed to be invalid or in-executable in accordance with applicable laws, the existence of such invalid and/or in-executable terms shall not affect the validity and executability of other terms under this Agreement.

11.3                                        Without the other party’s consent, any One Party shall not transfer all or part of its rights and/or obligations under the terms of this Agreement to any other persons or authorize any other persons to execute the rights and/or obligations.

11.4                                        This Agreement is signed in TWO (2) exemplars, with each One Party holding ONE (1) copy; both shall have the same legal binding force. With regard to matters not mentioned in this Agreement, Both Parties may make additional agreements in written form, which shall become the integral part of this Agreement and have the same binding force.

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IN WITNESS WHEREOF, authorized representatives from Both Parties have made this Agreement on the date indicated at the beginning of this document:

Party A:     Tianjin Shanchuan Petroleum Chemical Engineering Co., Ltd.

(Seal)

/s/ Zhang Guiying

(Name of Authorized Representative)

Name: Zhang Guiying

Party B:     Tianjin New Highland Science Development Co., Ltd.

(Seal)

/s/ Xin Guoqiang

(Name of Authorized Representative)

Name: Xin Guoqiang